                                                                      EXHIBIT 12

                              HARTMARX CORPORATION
                       STATEMENT OF COMPUTATION OF RATIOS
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)


                                                  YEARS ENDED NOVEMBER 30,
                                         -------------------------------------------
                                          1997     1996     1995     1994     1993
                                         -------  -------  -------  -------  -------
Earnings from continuing
operations before provision for
income taxes per Consolidated
Statement of Earnings                    $16,545  $ 7,700  $ 1,630  $ 5,139  $ 7,682

Add:

  Interest Expense /(a)/                  17,480   16,681   20,001   21,214   22,869

  Portion of rents representative
   of the interest factor/ (a) (b)/        3,736    3,424    6,114    8,054    9,327
                                         -------------------------------------------
Income as adjusted                       $37,761  $27,805  $27,745  $34,407  $39,878
                                         ===========================================
Fixed charges:

  Interest expense /(a)/                 $17,480  $16,681  $20,001  $21,214  $22,869

  Portion of rents representative
   of the interest factor /(a) (b)/        3,736    3,424    6,114    8,054    9,327
                                         -------------------------------------------
Fixed charges                            $21,216  $20,105  $26,115  $29,268  $32,196
                                         ===========================================
Ratio of earnings to fixed charges          1.78     1.38     1.06     1.18     1.24
                                         ===========================================

(a) Includes amounts related to discontinued operations for 1993-1995.

(b) Represents one-third of rent expense which management believes represents a reasonable approximation of the interest component of rent expense.